[LETTERHEAD]
                                               Comiskey
                                               -------- Professional Corporation
                                                    & Company



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under the Securities Act of 1933 of Pacific Development corporation ( a Colorado corporation) (Registrant) of our report dated Janury 19, 1999 on the financial statements of Pavific Development Corporation as of December 31, 1998 and the related statement of loss and accumulated deficit, stockholders' equity, and for the period from inception (September 30, 1992) to December 31, 1998 contained in the Registrant's registration statement of Form 10-SB, and to the use of our name and statements with respect to us as appearing under the heading "Experts".


Denver, Colorado
January 24, 2000                             /s/  Comisky & Company
                                                  -----------------
                                                  Comisky & Company
                                                  Professional Corpration













                   Certified Public Accuntanta & consultants

               789 Sherman Street o Suite 440 o Denver, CO 80203
    (303)830-2255 o Fax (303)830-0876 o info@cumiskey.com o www.comiskey.com